Exhibit 99.1

Pure Cycle Corporation Announces
$53 Million Sale of
Agricultural Holdings

Denver, Colorado – March 17, 2015 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) announces today that it has entered into a Purchase and Sale Agreement with Arkansas River Farms LLC, an affiliate of C&A Companies and Resource Land Holdings LLC, to sell its approximate 14,600 acres of Farm land.

Farm Sale

Pure Cycle has entered into an agreement with Arkansas River Farms, LLC, to sell its approximate 14,600 acres of farm holdings and water interests in the Fort Lyon Canal Company for approximately $53 million. “We have very much enjoyed our experience with our operations in the region, working with our tenant farmers, the Fort Lyon Canal Company, other ditch systems and interests in the valley and believe Arkansas River Farms will continue this effort with their focus on improving and expanding these agricultural operations in the Fort Lyon system and Arkansas Valley,” commented Mr. Mark Harding President and CEO. “We were impressed with C&A’s history and stewardship in the Arkansas Valley, coupled with Resource Land Holdings’ track record of investing in agriculture,” continued Mr. Harding.

“This sale will expand our opportunities to develop water and infrastructure from our Denver portfolio assets including our Sky Ranch property, which we continue to work to identify a development partner with expertise in developing projects of this size to bring this project to market.  Additionally, we are excited with the recent completion of the WISE Project, which interconnects water systems among 13 Denver area water providers to pursue regional water supply projects,” added Harding.

Pursuant to our agreement, Arkansas River Farms will have a 60-day due diligence period, subject to one 30-day extension, with a closing expected mid-June 2015.  The Company looks forward to assisting with the transition of this farm portfolio and look forward to expanding our opportunities in the Denver water service market.

Company Information

Pure Cycle owns water assets in the Denver, Colorado metropolitan area. Pure Cycle provides water and wastewater services to customers located in the Denver metropolitan area including the design, construction, operation and maintenance of water and wastewater systems.

Additional information including our recent press releases and Annual Reports are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, at 303-292-3456 or at info@purecyclewater.com.

C & A Companies is a Colorado based real estate investment and operations company with interests ranging from residential to multifamily and commercial real estate investments.  The firm has invested in agricultural projects in the Arkansas River Valley for 15 years and most recently completed a forage assemblage of over 10,000 irrigated acres in a joint venture with Syracuse Dairy.

Resource Land Holdings, LLC is a real estate private equity firm based in Denver, Colorado with a focus on natural resource real estate including agricultural, timber and mining properties throughout the US and Canada.  Resource Land Holdings has organized private equity funds with in excess of $550 million of committed equity and purchased assets across twenty five US states and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as statements about the expansion of opportunities in the Denver water service market, including opportunities to develop water and infrastructure from the Company’s Denver assets, plans to develop the Sky Ranch property, and the anticipated timing of the closing of the proposed transaction.  The words “anticipate,” “likely,” “may,” “should,” “could,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend” and similar expressions are intended to identify forward-looking statements.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially.  Factors that could cause actual results to differ from projected results include, without limitation:  the possibility that we may be unable to obtain shareholder approval or the parties to the Purchase and Sale Agreement may be unable to satisfy the other conditions to closing the proposed transaction; the proposed transaction may involve unexpected costs; the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K; and those factors discussed from time to time in our press releases, public statement and documents filed or furnished with the U.S. Securities and Exchange Commission.  Except as required by law, we disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.